23.1     Consent of N. Blumenfrucht, CPA, PC., Independent Auditor


                            N. Blumenfrucht, CPA, PC.
                              1040 East 22nd Street
                               Brooklyn, NY 11210
                                  718-692-2743


CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated March 25, 2005, with respect to the audit of the financial statements of Xiom, Inc. We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.


/s/  N. Blumenfrucht, CPA, PC.
-----------------------------
N. Blumenfrucht, CPA, PC.

May 25, 2005